EXHIBIT D.

FORM OF

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the ____ day of ____________, 2009, by and between OUR STREET FUNDS, INC., a corporation organized under the laws of the State of Maryland, having its principal office at  851 French Moore, Jr. Blvd., Suite 126, Abingdon, VA (Corporation) and Virginia Financial Innovation Corp., a corporation organized under the Commonwealth of Virginia, having its principal office at  851 French Moore Jr. Blvd., Suite 126, Abingdon, VA (Corporation) (“Adviser”).

WHEREAS, the Corporation is an open-end management investment company registered as such with the Securities and Exchange Commission (“Commission”) under the Investment Company Act of 1940 (“Investment Company Act”); and

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”); and

WHEREAS, the Corporation is authorized to issue shares of beneficial interest in separate series, each having its own investment objective, policies and limitations; and

WHEREAS, the Corporation offers shares in the series identified on Appendix A hereto (such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 11, each of which is referred to herein as a “Fund” and all of which are referred to herein collectively as the “Funds”;  and

WHEREAS, the Corporation desires to retain the Adviser to render investment advisory services to the Corporation with respect to each Fund on the terms and conditions hereinafter ser forth.

NOW, THEREFORE, the parties hereto agree as follows:

1.

Appointment of Adviser

Subject to such approvals as may be required under the Investment Company Act, the Corporation hereby appoints and the Adviser undertakes to act as the investment adviser of each Fund and to perform for each Fund such other duties and functions as set forth herein.  Adviser shall, in all matters, give to each Fund and the Corporation’s Board of Directors (“Board of Directors”), the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable each Fund to conform to:  (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any applicable provisions of state or federal law; (iii) the provisions of the Corporations Articles of Incorporation and By-Laws, as amended from time to time; (iv) policies and determinations of the Board of Directors; (v) the fundamental investment policies and restrictions of each Fund as reflected in its registration statement under the Investment Company Act, or as such policies may be amended from time to time by shareholders; and the Prospectus and Statement of Additional Information of each Fund as in effect from time to time.  The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with any of the directors and officers of each Fund with respect to any matters dealing with the business and affairs of the Fund, including the valuation of any of the Fund’s portfolio securities as to which market quotations are not readily available.

2.

Investment Management

(a)

Subject to direction and oversight by the Board of Directors, the Adviser shall:  (i) regularly provide investment advice and recommendations to each Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of each Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of Section 7 hereof, for the purchase of securities and other investments for each Fund and the sale of securities and other investment held on the portfolio of each Fund.

(b)

Provided that no Fund shall be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of Section 7 hereof, the Adviser may obtain investment research from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c)

Provided that nothing herein shall be deemed to protect the Adviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, the Adviser shall not be liable for any loss sustained by reason of good faith errors or omission in connection with any matters to which this Agreement relates.

(d)

Nothing in this Agreement shall prevent the Adviser or any of its officers from acting as an investment adviser for any other person, firm or corporation and shall not in any way limit or restrict the Adviser or any of its directors, officers or employees from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement,  under the Investment Company Act and the rules thereunder or  under the Advisers Act or the rules thereunder.

3.

Other Duties of the Adviser

The Adviser shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for each Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to its operations for the shareholders of each Fund; composition of proxy materials for meetings of each Fund’s shareholders and the composition of such registration statements as may be required by federal securities laws for continuous public sale of the shares of each Fund.  The Adviser shall, at its own expense, also provide the Fund with adequate office space, facilities and equipment.

4.

Allocation of Expenses

All other costs and expenses not expressly assumed by the Adviser under this Agreement, shall be paid by each Fund, including, but not limited to:  (i) interest and taxes; (ii) brokerage commissions; (iii) premiums for fidelity and other insurance coverage requisite to its operations; (iv) the fees and expenses of its directors who are not “interested persons” within the meaning of Section 2(a)(19) of the Investment Company Act; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefore by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under the federal securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the fund’s shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation affecting the Fund and any obligation which the Fund may have to indemnify its officers and directors with respect thereto.  It is expressly understood that any officers, directors or employees of the Adviser, or any entity controlling, controlled by or under common control with the Adviser, who may also serve as officers, directors or employees of the Corporation, shall not receive any compensation from the Corporation or any Fund for their services.

5.

Representations and Warranties of the Adviser

(a)

The Adviser represents and warrants that it is, and that at all times during the term of this Agreement, it shall be:  (i) a corporation in good standing under the laws of the Commonwealth of Virginia, and (ii) duly qualified to conduct its operations in every jurisdiction in which its activities may require qualification.

(b)

The Adviser represents and warrants that it has adopted and implemented  a written Code of Ethics as required by Rule 204A-1 under the Advisers Act.

(c)

The Adviser represents and warrants that it has adopted and implemented written policies and procedures that are reasonably designed to prevent violation by the Adviser and its supervised persons of the Advisers Act and the rules thereunder as required by Rule 206(4)-7, and that in connection therewith, Adviser has appointed an individual who is a supervised person of the Adviser to be responsible for administering the policies and procedures adopted in accordance with Rule 206(4)-7.

(d)

The Adviser represents and warrants that does not currently have, and during the terms of this Agreement shall not have, any person serving in the capacity of employee, officer, director, any person who is ineligible to serve as such within the meaning of Section 9(a) of the Investment Company Act.

6.

Compensation of Adviser

As compensation for all services rendered, facilities provided and expenses paid or assumed by the Adviser under this Agreement, each Fund shall pay the Adviser on the last day of each month, or a promptly as possible thereafter, a fee calculated by applying a monthly rate, based on an annual percentage rate of such Fund’s average daily net assets for the month.  The annual percentage rate applicable to each Fund is set forth in Appendix A to this Agreement, as it may be amended from time to time in accordance with Section 11 of this Agreement.

7.

Use of Certain Names

As of the date of the execution of this Agreement, the Corporation has designated a single series, Virginia Equity Fund, whose shares of beneficial interest will be registered under the Securities Act of 1933 for subsequent offer and sale to members of the public.

(a)

The Adviser hereby grants to Virginia Equity Fund a royalty-free, license to use the name “Virginia Equity Fund” in connection with the offer and sale of its shares for the term of this Agreement and any extensions and renewals thereof.  Such license may, upon the termination of this Agreement, be terminated by Adviser, in which event Virginia Equity Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name “Virginia Equity Fund”.

(b)

 The Adviser hereby grants to Virginia Equity Fund and such other Funds as may be designated from time to time, a royalty-free, non-exclusive license to use the name “Our Street Funds” in connection with the offer and sale of  their respective shares, provided that such Funds have entered into a bona fide investment advisory agreement with the Adviser.  Such license may, upon the termination of such investment advisory agreement, be terminated by Adviser, in which event any such Fund shall discontinue any further use of the name “Our Street Funds”.

8.

Portfolio Transactions and Brokerage

(a)

The Adviser is authorized, in connection with the management of a Fund’s portfolio, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including “affiliated” broker-dealers, if any (“broker-dealers”) as may, in its best judgment, implement the policy of such Fund to obtain, at a reasonable expense, the “best execution” (prompt and reliable execution at the most favorable security price obtainable) of the Fund’s portfolio transactions as well as to obtain, consistent with the provisions of subparagraph “(c)” of this paragraph 8, the benefit of such investment research as may be of significant assistance to the performance by the Adviser of its investment management functions.

(b)

The Adviser shall select broker-dealers to effect a Fund’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The ability of a broker-dealer to obtain best execution of a particular portfolio transaction(s) will be judged by the Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealers apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of a Fund.

(c)

The Adviser shall have discretion, in the interests of a Fund, to allocate a Fund’s portfolio transactions to broker-dealers other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services for a Fund and/or other accounts for which the Adviser exercises “investment discretion” (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction if the Adviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to accounts as to which it exercises investment discretion.  In demonstrating that such determinations were made in good faith, the Adviser shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by a Fund over a representative period selected by the Board of Directors were reasonable in relation to the benefits to the Fund.

(d)

The Corporation recognizes that an affiliated-broker dealer: (i) may act as a regular broker dealer for a Fund so long as it is lawful for it to so act; and (ii) may effect portfolio transactions for a Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

9.

Term of Agreement

This Agreement will take effect on the date first set forth above and will continue in effect until _______________, 2010, and thereafter, from year to year, so long as such continuance shall be approved at least annually in the manner contemplated by Section 15 of the Investment Company Act.

10.

Termination of Agreement

This Agreement may be terminated with respect to a Fund:  (i) by the Adviser at any time without penalty upon giving the Corporation sixty days’ written notice (which notice may be waived by the Corporation); or (ii) by the Corporation at any time without penalty upon sixty days’ written notice to the Adviser (which notice may be waived by the Adviser), provided that such termination by the Corporation shall be approved by the vote of a majority of the Board of Directors of the Corporation then in office, or by the vote of the holders of a “majority”  of the outstanding “voting securities” of a Fund (as defined in Section 2(a)(42) of the Investment Company Act).

11.

Amendment of Agreement

(a)

 This Agreement may not be amended without the affirmative vote of the holders of a “majority” of the outstanding “voting securities of a Fund (as defined in Section 2(a)(42) of the Investment Company Act) affected by such amendment as required by applicable law.

(b)

In the event that the Corporation established one or more additional series after the effective date of this Agreement, Appendix A to this Agreement may be amended to make such additional series subject to the terms of this Agreement upon the approval of the Board of Directors of the Corporation and the shareholders of the additional series, in accordance with the provisions of the Investment Company Act.  The Corporation or and Adviser may elect not to make any such series subject to this Agreement.

12.

Assignment of Agreement

This Agreement shall automatically terminate in the event of its “assignment” as defined in Section 2(a)(4) of the Investment Company Act.

13.

Disclaimer of Shareholder Liability

The Adviser understands that the obligations of any Fund under this Agreement are not binding upon any director or shareholder of that Fund personally, but bind only the Fund and the Fund’s property.

14.

Definitions

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

OUR STREET FUNDS, INC.

_______________________________

By:

VIRGINIA FINANCIAL INNOVATION CORP.

_______________________________

By: